UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 4040 Broadway, Suite 425, San Antonio, Texas 78209

(Address of principal executive offices)

(210) 998-4035

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on October 5, 2017, Camber Energy, Inc. (the “Company”, “we” and “us”) and an institutional investor (the “Investor”), entered into a Stock Purchase Agreement (the “October 2017 Purchase Agreement”), pursuant to which the Company agreed to sell, pursuant to the terms thereof, 1,684 shares of our Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”) for $16 million (a 5% original issue discount to the face value of such shares), subject to certain conditions set forth therein. To date, an aggregate of 633 shares of Series C Preferred Stock have been sold to the Investor for an aggregate of $6 million, pursuant to the October 2017 Purchase Agreement.

On March 2, 2018, the Company and the Investor entered into an amendment to the October 2017 Purchase Agreement (the “Amendment”), pursuant to which the Investor (a) waived any and all Trigger Events (as defined in the certificate of designation of the Series C Preferred Stock (the “Designation”)) that had occurred prior to March 2, 2018, (b) agreed that all calculations provided for in the Designation would be made as if no such Trigger Event had occurred, and (c) waived any right to receive any additional shares of common stock based upon any such Trigger Event, with respect to all shares of Series C Preferred Stock, other than any which have already been converted.

The Investor also agreed, pursuant to the Amendment, that the conversion rate of conversion premiums pursuant to the Designation would remain 95% of the average of the lowest 5 individual daily volume weighted average prices during the applicable Measuring Period (as defined in the Designation), not to exceed 100% of the lowest sales prices on the last day of the Measuring Period, less $0.05 per share of common stock, unless a triggering event has occurred, and that such $0.05 per share discount would not be adjusted in connection with the Company’s previously reported 1-for-25 reverse stock split affected on March 5, 2018.

The terms of the October 2017 Purchase Agreement, the conditions which are required to be met prior to the sale of additional shares of Series C Preferred Stock under the October 2017 Purchase Agreement, the rights and preferences of the Series C Preferred Stock (which Series C Preferred Stock sold pursuant to the October 2017 Purchase Agreement currently has a dividend rate/conversion premium of 24.95% per year) and related items are described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 5, 2017.

The terms of the October 2017 Purchase Agreement, the Series C Preferred Stock and the Amendment, are subject to, and qualified in their entirety by, (a) the form of October 2017 Purchase Agreement, a copy of which is incorporated by reference hereto as Exhibit 10.1; (b) the Designation, incorporated by reference as Exhibit 3.1 hereto, and (c) the form of Amendment, incorporated by reference as Exhibit 10.2 hereto, which are incorporated in this Item 1.01 by reference in their entirety.

Item 7.01 Regulation FD Disclosure.

On March 5, 2018, the Company filed a press release announcing the entry into a letter of intent in connection with an asset acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
10.1	Form of Stock Purchase Agreement relating to the purchase of $16 million in shares of Series C Redeemable Convertible Preferred Stock dated October 5, 2017 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 5, 2017, and incorporated herein by reference)(File No. 001-32508)
10.2*	Form of Amendment to Stock Purchase Agreement dated March 2, 2018
99.1**	Press release dated March 5, 2018

*Filed herewith. **Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

By:	/s/ Richard N. Azar II
Name:	Richard N. Azar II
Title:	Chief Executive Officer

Date: March 5, 2018

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Certificate of Designations of Preferences, Powers, Rights and Limitations of Series C Redeemable Convertible Preferred Stock as filed with the Secretary of State of Nevada on August 25, 2016 (Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the Commission on August 31, 2016, and incorporated herein by reference)(File No. 001-32508)
10.1	Form of Stock Purchase Agreement relating to the purchase of $16 million in shares of Series C Redeemable Convertible Preferred Stock dated October 5, 2017 (Filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 5, 2017, and incorporated herein by reference)(File No. 001-32508)
10.2*	Form of Amendment to Stock Purchase Agreement dated March 2, 2018
99.1**	Press release dated March 5, 2018

*Filed herewith. **Furnished herewith.